US$1,750,000                                            Los Angeles, California
                                                                   July 1, 1997

                                 PROMISSORY NOTE

         FOR VALUE RECEIVED, the undersigned, a Delaware corporation (hereinafter called the "Maker"), hereby promises to pay to the order of KLEINERT INDUSTRIE HOLDING AG, a corporation organized under the laws of Switzerland ("Kleinert") at c/o Schweizersche Treuhandgesellschaft, Coopers & Lybrand AG, Spitalgasse 2, Postfach-CH.3001, Bern, Switzerland, or at such other address as shall be designated from time to time by Kleinert, the sum of ONE MILLION SEVEN HUNDRED FIFTY THOUSAND and NO/100ths UNITED STATES DOLLARS (US$1,750,000) on the second anniversary of the date hereof, in immediately available funds, and to pay interest annually on the Adjusted Principal Balance (as hereinafter defined) in like funds at said address at the rate of eight per cent (8%) per annum. Unless otherwise defined herein, capitalized terms in this Note shall have the same meaning given them in that certain Stock Purchase Agreement (the "Agreement"), dated May 23, 1997 by and among Maker, Kleinert and Kleinert Industries, Inc., a California corporation.

         The principal balance of this Note shall be reduced by the amount of:
(a) all payments and losses for which Maker is entitled to indemnification under
Section 8 of the Agreement at the time the same are made or suffered, and (b) effective as of the date hereof for purposes of interest payable hereunder, the credit against the Purchase Price to which Buyer is entitled pursuant to Section
9.2 of the Agreement. The principal balance as same may be reduced from time to time hereunder shall constitute the "Adjusted Principal Balance." If the aggregate of all such payments, losses and credits exceeds the original principal balance hereof, then the interest accrued hereunder shall be reduced by the amount by which such payments, losses and credits exceed the original principal balance, and any previously paid interest which should not have been paid or accrued pursuant to this provision shall be refunded.

         If Maker wishes to make a claim for an adjustment to the Purchase Price pursuant to Section 9.2 of the Agreement, the procedures for such claim, and the resolution of any disputes with respect thereto, shall be as specified in said
Section 9.2. If Maker wishes to make a claim that Kleinert is liable to Maker by reason of Section 8.1 of the Agreement, Maker shall serve a notice of such claim upon Kleinert. Such notice shall explain the claim and shall state the amount of claimed damages and a reasonably detailed explanation thereof, including such supporting materials as Maker may then have in its possession. Within a thirty
(30) day period following the delivery of said notice, Kleinert shall send a notice to Maker as to its agreement or disagreement with Maker's claim. If Kleinert agrees with such claim, then the outstanding principal amount of this Note shall be reduced as contemplated by clause (a) of the immediately preceding paragraph. If Kleinert objects to such claim, Maker's ultimate entitlement to reduce the principal amount of this Note as contemplated by said clause (a) shall only be determined by (a) an agreement in writing executed by Maker and Kleinert, or (b) a final judgment of a court of competent jurisdiction, as to which the time for appeal from such judgment shall have expired and no appeal shall be pending.

         Any claim under Section 8.1 or Section 9.2 to which Kleinert objects or with which Kleinert disagrees shall become a "Disputed Claim" hereunder. Any Disputed Claim (including accrued but unpaid interest on the amount thereof) which has not been resolved in accordance with the foregoing or the provisions of Section 9.2 of the Agreement, as applicable, at the stated maturity of this Note shall not then be due and payable, but rather shall continue to remain outstanding hereunder in accordance herewith until such Disputed Claim shall have been so resolved. Notwithstanding the foregoing, the excess, if any, of the Adjusted Principal Balance over the amount of the Disputed Claim on the stated maturity date (said excess, the "Undisputed Amount"), together with accrued but unpaid interest on said Undisputed Amount, shall be due and payable upon such stated maturity date in accordance with the provisions of this Note.

         The Maker promises to pay interest, on demand, or any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the same rate provided above.

         The Maker hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance. The unenforceability or invalidity of any one or more provisions of this Note shall not render any other provision herein contained unenforceable or invalid.

         The interest on this Note shall be paid without deduction of any income, withholding or other tax of any kind imposed by the United States or any state or local jurisdiction therein, unless required by law.

         Kleinert represents and warrants to Maker, its officers, directors, stockholders, agents, employees, affiliates and associates (under United States tax and securities laws) as follows: (a) that it is not (i) a citizen, resident (under U.S. tax or immigration laws) or domestic entity of the United States of America and is not a corporation, partnership or trust created, organized or controlled by such persons, (ii) a controlled foreign corporation, foreign personal holding company, passive foreign investment company with any U.S. shareholders, foreign partnership with U.S. partners, U.S. grantor trust with any U.S. beneficiaries, or foreign estate with U.S. distributees, as all of those terms are understood under the United States Internal Revenue Code of 1986, as amended (the "Code"); and that it is acquiring this Note for investment, for its own account and not for resale to any such person, and (b) it is not a foreign individual or entity engaged in a U.S. trade or business to which any income or gain from this Note is effectively connected. Holder agrees to execute and deliver Forms W-8 and 1001 (and any updates thereto) in connection herewith.

         This Note shall only be transferable to a person who can properly make the representations and comply with the restrictions set forth in the previous paragraph. Any transfer of this Note (including any rights to any principal and/or Interest represented by this Note) shall only be effective and binding as to any person (including the Maker and/or payee hereof) upon (i) delivery of written agreement by the transferee to comply with all the provisions of this Note, (ii) consent of the Maker and/or payee hereof, and (iii) registration of such transfer on the books and records of Maker at the office of the Maker, 21550 Oxnard Street, Suite 570, Woodland Hills, California 91367, accompanied by a written instrument of transfer in form satisfactory to the Maker, duly executed by the payee hereof or its attorney duly authorized in writing by the payee. This Note may not be transferred or assigned in any other way and is specifically not transferable by negotiation. This Note is only issuable in registered form and is intended to be in registered form as defined in Treas. Reg. Section 5(f).103-1(c).

         This Note shall be construed under the laws of the State of California without regard to its conflicts of laws principles. This Note shall be entitled to the benefits of the respective Guarantees of the Company and each of its Subsidiaries (as such terms are defined in the Agreement).


                                         KII ACQUSITION CORP.,
                                         a Delaware corporation


                                         By:  /s/ Bradley C. Call
                                              --------------------------
                                              Bradley C. Call, President